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                                                                    EXHIBIT 99.1

                             Conference Call Script

FINANCIAL DYNAMICS

Hello and thank you for joining us today. This afternoon management will discuss our announced acquisition of NETg. Following management's formal remarks, we will open the call to your questions.

Before we begin we would like to remind everyone that statements on this call regarding the acquisition of NETg by SkillSoft, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about our future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the transaction at all, the ability of SkillSoft to successfully integrate NETg's operations and employees; the ability to realize anticipates synergies and cost savings; competitive pressures; changes in customer demands or industry standards; adverse economic conditions; loss of key personnel; litigation; and the other risk factors disclosed under the heading "Risk Factors" in SkillSoft's Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2006 as filed with the Securities and Exchange Commission. The forward-looking statements provided on this call represent our views as of October 26, 2006. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing SkillSoft's views as of any date subsequent to today.

In addition, because we were unable to give several days notice of this call, the statements that we make on this call may not be considered valid public disclosure for purposes of Regulation FD. To address this, we have filed a Form 8-K with the SEC containing our script for this call. However, because it was obviously impossible for us to include in that script the responses to questions asked on this call, our responses to questions must be limited to the information covered in our prepared remarks and cannot convey any material nonpublic information not already disclosed. Please bear that in mind if we are unable to address certain questions you may wish to ask on this call.

On today's call are Chuck Moran, CEO, and Tom McDonald, CFO. At this time I will turn the call over to Chuck Moran.

CHUCK MORAN

Thank you for joining us for this morning's call to discuss our announced acquisition of NETg.

Let's start off with a brief review of the transaction details.

SkillSoft is acquiring NETg from The Thomson Corporation for $285 million. This amount is subject to adjustment based on closing date working capital and other customary matters. In addition, NETg must deliver three years of audited financial statements to SkillSoft prior to the

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closing. A downward purchase price adjustment will occur if the revenue and expenses in the audited financial statements are less favorable than what was presented in the unaudited financial statements.

SkillSoft will pay approximately $35 million of the purchase price from its available cash balances. SkillSoft will finance approximately $180 million of the balance of the purchase price through committed debt financing from Credit Suisse. SkillSoft may also pay up to $70 million of the purchase price to Thomson in the form of up to 11.1 million of SKIL's ADS's. SkillSoft also intends to explore an equity financing prior to the closing of this transaction. If we are successful in doing so, we will pay this $70 million portion of the purchase price to Thomson in cash. Our financing arrangements will provide us with more than enough cash to finance the transaction, pay any integration-related costs and maintain a strong cushion of liquidity.

The transaction has been unanimously approved by our board of directors and has all necessary approvals by Thomson Corporation. We do not anticipate that the proposed divestiture of Thomson Learning will have any material impact on this transaction.

And finally, while we have signed a definitive agreement, completion of the acquisition is subject to customary closing conditions and government approvals. At this time, while it is hard to predict when we will close the transaction because of the uncertain timing of regulatory approvals, we hope to close the transaction in the first half of calendar 2007. Prior to that time, of course, it is important to note that we are two separate companies, operating independently.

Market Overview

SkillSoft and NETg are participants in the vibrant and growing business of corporate training. Simba Research estimates that over $13 billion was spent on corporate training in 2005, and we expect continued growth in that spending in the years to come. Corporate training is delivered by a variety of methods and corporate training services and infrastructure are offered by numerous and diverse suppliers.

While both SkillSoft and NETg provide e-learning solutions for corporate and government customers, e-learning is but one component and method of providing corporate training, and while its share has been growing as a portion of total training spending, it remains small, particularly compared to Instructor-Led Training (ILT). There are literally hundreds of established ILT providers serving the corporate training market, many with their own e-learning products and with plans to further expand their e-learning offerings.

And while there exist a multitude of vendors, the majority of corporate training is still done in-house. There is a growing trend toward outsourcing, and while some customers manage this transition themselves, others hire outsourcers to assist them. Companies such as Accenture, IBM, Convergys, HP and others supply these outsourcing services and provide strong choices for customers.

As you know, a significant percentage of the corporate training market is for IT technical training. Traditionally, IT training has been dominated by large ILT providers such as New Horizons, GlobalKnowledge and ExecuTrain, along with software companies providing training on their own products, including Microsoft, Cisco, IBM, Oracle, SAP, Adobe and others. While both we and NETg offer strong products in this area, the competition is fierce.

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In business skills training, we face competition from ILT providers such as
Franklin Covey, and many other competitors such as Harvard Business School Publishing that offer a growing suite of business skills products. Additionally, there are a number of off-shore content developers who can provide custom courses to meet specific corporate or government needs.

This transaction will help SkillSoft address this rapidly changing and increasingly competitive, but growing, market. The increased scale, customer base and resources will allow us to offer a wider range of products, develop innovative training solution and drive our future growth and profitability.

Company Highlights

With the transaction details and our market environment in mind, let's look at the combination in more detail. First, I will provide some background on SkillSoft and NETg in terms of the companies, and their respective customers and key offerings. Then I will describe why we think this transaction will deliver value for our customers and strategic future growth opportunity for SkillSoft and shareholders. Finally, I'll speak to our ability to effectively integrate the businesses after the closing.

NETg began its business in the early 1970s with a focus on media-based and technology-based self-study materials and has continually adjusted to offer new approaches for corporate training delivery as the market and technology have evolved during those 35 years. With its acquisition of KnowledgeNet in 2004, NETg expanded into a strong range of virtual ILT offerings and Authoring/LCMS offerings to serve the corporate training market. Today NETg serves over 1,100 enterprise customers globally.

SkillSoft began business in 1998, with a focus on delivering business soft skills training through Web technology. Through a combination of strong organic growth and expansion through strategic acquisitions and mergers with Books24x7 and SmartForce, SkillSoft has grown to a publicly-owned company. SkillSoft now serves over 2,000 customer organizations around the world.

With the completion of this acquisition, SkillSoft will serve approximately 3,000 corporate, government and education customers around the world. Of that number, NETg brings to the table approximately 1,000 customers that weren't already doing business with SkillSoft.

We will also continue our investment in our telesales operation which focuses on small and medium-size business. And since NETg also has a telesales operation, we are excited to see what can be done to achieve more success in this area.

Complementary Company-Owned Offerings

Equally important for this transaction is how our products and services combine.

SkillSoft has focused primarily on content and technology platforms for learner-driven e-learning and performance support. We have expanded from our initial strength in e-learning courseware collections, to build strong offerings for Referenceware and robust learning management software, including ILT management, competency management and virtual classroom capabilities. SkillSoft now has over 1,300 customers using our SkillPort LMS platform to

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manage their learning programs, and over 650 customer organizations now licensing our Books24x7 Referenceware(TM) solutions. Our new KnowledgeCenter technology, which is receiving strong positive reception from customers, is helping our customers further target learning resources to key business initiatives. Also, our new OLSA Open Learning Services Architecture, introduced earlier this year, extends many of the benefits of our SkillPort and KnowledgeCenter innovations to the hundreds of SkillSoft customers who use 3rd-party LMS platforms.

NETg, which has e-learning courseware collections, has expanded into instructor-led solutions through its over-the-Web virtual ILT offerings. NETg has also expanded to serve the authoring and learning content management segments of the corporate training market through its KnowledgeNet LCMS technology. LearnFlow, one of NETg's newest innovations, promises to be very well received with the growing demand that the corporate training market is showing for blended learning solutions.

NETg also offers instructor-led training materials, classroom ILT delivery (Wave Technologies), a virtual classroom technology (iLearn), and a book publishing business (Crisp Publications). In addition, NETg acts as a reseller for a variety of 3rd-party content and software products.

Also, while the two companies both offer LMS platforms which share certain core functionality, each platform also offers features not currently offered by the other's LMS platform.

Complementary Courseware Coverage

While the e-learning courseware libraries offered by SkillSoft and NETg both offer coverage of business, IT and compliance subjects, there are major and complementary differences in the specific subjects offered by each company.

As a result, customers of the combined company will have a tremendous range of additional courseware subjects available to choose from.

For example, NETg customers will now be able to access SkillSoft's extensive Six Sigma Black Belt curriculum, its coverage of Project Management Institute's new program management and portfolio of management content and our broader coverage of Microsoft technologies.

And SkillSoft customers will be able to benefit from NETg's broader coverage of Cisco and Oracle technologies.

These are just a few examples. In all, current customers of each separate company will have hundreds of new subjects available to them as customers of the new combined company.

This should present us with very nice cross-selling and upselling opportunities for most customers.

Customer Benefits

We believe our acquisition of NETg will provide significant benefits to our combined customer base. One example is a broader range of products and services, including access to many

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hundreds of new courses that have not been available to customers through their respective suppliers.

In addition, the efficiencies resulting from the acquisition will allow SkillSoft to create more new and different product choices.

Our business modeling will also factor in appropriate volume discount pricing for customers who may presently buy from both SkillSoft and NETg, and may be entitled to a better price when combining their purchases from each company.

Growth Strategy Highlights

By combining SkillSoft and NETg, we will, immediately upon closing, be a significantly larger company with 50% more customers.

To help build upon that with future growth, we will have a significantly expanded solution set to cross-sell to current customers of each respective company. And as you have heard me say in the past, our sales force is very good at cross selling. The combined company will be able to bring integrated Books24x7 Referenceware(TM), competency management and KnowledgeCenter solutions to NETg customers. Similarly, the combined company will be able to bring virtual ILT, LCMS and blended learning capabilities to SkillSoft customers that SkillSoft does not presently offer. We also will be able to bring more value to all customers using SkillSoft's or NETg's learning platforms, by adding best-of-breed features from each platform into a single learning platform. And through our OLSA integration technology, we will be able to make many of these features not only to customers using our feature rich unified learning platform, but also to the hundreds of customers using 3rd-party learning platforms.

Our combined customer base will also give us a larger number of companies to sell future product and service innovations to. And, importantly, gives us a larger customer base over which to leverage our R&D investments.

Even more critical to our future growth, through the broader capabilities and scale we will have as a combined company, we will be in better position to compete with the larger training outsourcing, ILT and software companies for a larger share of the $13 billion corporate training market.

Lastly, we've communicated in the past that we are always on the lookout for strategic M&A opportunities to help grow the business. And at the start of this year we stated that we would put increased focus this year on M&A activity. We see this as a clear example of executing on that M&A strategy, as this is a combination that clearly increases our strength to compete vs. larger established competitors for a greater share of the corporate training market.

A logical question you may ask is whether we will continue to make further acquisitions. At this point, our intent is to focus on effectively integrating this NETg acquisition over the coming 12-to-18 months. We may consider smaller acquisition opportunities during this time, but we'll be hesitant to seriously consider further large acquisitions while we're still integrating the NETg acquisition.

Low Integration Risk

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When the transaction closes, the merger integration challenges of this acquisition will fit very well with the experience of SkillSoft's management team. The product and service offerings of the two companies are a strong complementary strategic fit. And the two business models are very similar, both centered on a direct sales model to business, government, education customers.

SkillSoft has a proven track record of acquiring and integrating companies with these kinds of complementary strategic fit, with our acquisition of Books24x7 in 2001, our merger with SmartForce in 2002 and our acquisition of GoTrain in 2003. In our integration of SmartForce and SkillSoft, we successfully executed on many of the very same integration challenges that the SkillSoft-NETg combination will call for.

Having said that, the integration challenges will require strong focus and execution. The major integration issues that we'll need to make sure we address effectively include:

      -     maintaining our customer service focus;

      - making sure we maintain all of the employees that are key to our future;

      -     accomplishing the cost synergies; and

      - communicating effectively with our customers to overcome the "FUD" that many of our competitors are likely to interject as they try to leverage the coming transition period to win customers away from us.

I believe we will successfully handle these integration challenges.

Let me now hand the call over Tom to review the financial details of the acquisition.

TOM MCDONALD

Thanks, Chuck. Good morning, everyone. I am excited about the opportunities that the combination of SkillSoft and NETg can provide to customers, investors, employees and partners.

Let me provide some of the financial highlights this combined company is anticipated to achieve. First, we expect the acquisition will be dilutive to SkillSoft earnings in the fiscal year ending January 31, 2008 excluding deal-related costs and intangible asset amortization. We expect the acquisition will be significantly accretive to SkillSoft earnings in the fiscal year ending January 31, 2009. Second, substantial potential cost synergies have been identified, which should leverage the strengths of both organizations while eliminating redundant and underperforming operations and assets. Third, revenue synergies may be provided by additional cross-selling opportunities, but are not required or assumed to make this deal accretive as stated. Fourth, this acquisition helps SkillSoft to reach critical mass and shorten its timeframe to approach its long-term profitability targets. Fifth, the acquisition is expected over time to support both SkillSoft's revenue predictability and growth.

There are potential accounting and financial reporting impacts that I would like to bring to your attention. First: Purchase accounting may cause the combined company to lose a significant amount of NETg's balance sheet deferred revenue to goodwill. It will create intangible assets,

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requiring a non-cash amortization expense. In addition, SkillSoft will record a charge for transaction-related expenses and ongoing expenses related to the integration of the two companies. Second: The accounting methods and customer contracting practices of NETg will be modified to reflect SkillSoft's current policies, most likely resulting in some contracts transitioning to subscription-based revenue recognition. As we undertake this transition, we will see a one-time reduction in revenue as revenue recognized under converted contracts is deferred to future periods. Third: The combination will also result in some commercial overlap that may result in a loss of revenue in the short term. This involves a select number of situations where the nature of our contract, such as an "all product inclusive" contract, will result in a renegotiation of fees, or where the combined offering for common customers results in a more attractive pricing structure based on our standard fee schedules. In addition, we will recognize custom service revenue on a net basis, rather than on a gross basis as NETg has done, resulting in a reduction in historical levels of NETg custom service revenue.

I would like to review some high level NETg metrics as a stand alone entity for calendar year 2005 based on unaudited financial statements to set a baseline for assessing potential cost synergies and incremental revenue for SkillSoft.

      - NETg's revenue for calendar year 2005 was approximately $160 million, with a gross margin of approximately 72%.

      - The $160 million NETg revenue for calendar 2005 consists of core e-learning content, representing approximately 74% of revenue, and instructor led training, custom consulting services, print-based content and third party content, representing the balance. Following the closing, SkillSoft intends to evaluate selected business lines and channels of distribution to determine if they are consistent with SkillSoft's long-term growth and profitability objectives.

      - SkillSoft anticipates that these changes in accounting practices, any decisions to discontinue or divest operations, and normal business transition issues will result in a reduction to NETg's historical revenue in the range of 25% to 35%, excluding the impact of purchase accounting.

      - NETg's operating costs for calendar 2005 were approximately $174 million, which is the baseline for potential cost synergies.

      - Examples of cost synergy opportunities are the elimination of redundancies in technology, in overlapping geographical sales coverage and in administrative and facility costs.

      - The targeted operating profit contribution from the NETg acquisition is expected to help us reduce the timeframe to achieve our long-term operating profit target. That target, as stated previously, is to achieve 20% operating profit on $230 million in revenue. In addition, incremental revenue above $230 million is targeted to contribute a 40% operating profit under the SkillSoft operating model. The SkillSoft model is an 88% gross margin model. NETg reported a 72% gross margin in their unaudited 2005 financial statements. Despite the divergence in gross margin, it is anticipated that there will be incremental scalability and significant cost synergies from the NETg acquisition, which will provide an opportunity for SkillSoft to achieve its long-term operating profit target.

Thank you for your time today. Operator, we are ready for questions.

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